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                                                                   Exhibit 10.18

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

                                                                         V Vitex

April 21, 1999

Mr. Ed Gdula
Bayer Corporation
400 Morgan Lane
West Haven, CT  06516

Dear Ed:

The purpose of this letter is to confirm that additional fractionation capacity will be made available by VITEX and accepted by Bayer Corporation for calendar year 2000. It is anticipated that VITEX will be able to process up to **** additional liters of Bayer Input (as defined in the Agreement between VITEX and Bayer executed January 24th, 1996) for a total of **** liters processed by VITEX in 2000. Bayer agrees to accept all VITEX capacity available in 2000 up to **** liters.

Bayer and VITEX agree that the terms and conditions of the Agreement between Bayer and VITEX entered into on January 24th, 1996 and amended December 22, 1997 will apply to the incremental processing capacity referenced above.

Except as modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

Please indicate your acceptance of the above by having the appropriate person sign below and returning one copy of this letter to me.

Sincerely,

/s/ John R. Barr
John R. Barr
President and CEO

Name: Jan Turek   /s/ Jan Turek
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Date: May 3, 1999
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